FORM 10f-3

THE BLACKROCK FUNDS

Record of Securities Purchased
Under the Trust's Rule 10f-3 Procedures

1.	Name of Purchasing Portfolio: Managed Account Series:
High Income Portfolio (BATS-HINC), BlackRock High
Yield Trust (BHY), BlackRock High Income Fund (BR-
HIINC), BlackRock High Yield Bond Portfolio (BR-
HIYLD), BlackRock High Income Portfolio (Ins - Series)
(BVA-HI), BlackRock High Income V.I. Fund (Ins - Var
Ser) (BVA-HY), BlackRock Corporate High Yield Fund,
Inc. (COY), BlackRock Corporate High Yield Fund III,
Inc. (CYE), BlackRock High Income Shares (HIS),
BlackRock Corporate High Yield Fund VI, Inc. (HYT),
BlackRock Corporate High Yield Fund V, Inc.(HYV), MIST
BlackRock High Yield Portfolio ( MIST-HY)

2.	Issuer:   Atlas Energy Operating Company, LLC

3.	Date of Purchase: 01/17/2008

4.	Underwriter from whom purchased:  J.P. Morgan
Securities Inc.
5.	Name of Affiliated Underwriter (as defined in the
Trust's procedures) managing or participating in syndicate: Merrill Lynch & Co.

a.	List Members of Underwriting Syndicate:
J.P. Morgan Securities Inc., Wachovia Securities,
Banc of America Securities LLC, BNP Paribas, RBC
Capital Markets, Merrill Lynch & Co., Friedman
Billings Ramsey

6.	Aggregate principal amount purchased (out of total
offering) (if an equity offering, list aggregate number of shares purchased (out of total number of shares offered)): (BATS-HINC) $180,000 out of $250,000,000; (BHY) $90,000 out of $250,000,000; (BR-
HIINC) $2,370,000 out of $250,000,000; (BR-HIYLD)
$3,970,000 out of $250,000,000; (BVA-HI) $90,000 out
of $250,000,000; (BVA-HY) $310,000 out of
$250,000,000; (COY) $500,000 out of $250,000,000;
(CYE) $540,000 out of $250,000,000; (HIS) $240,000 out
of $250,000,000; (HYT) $840,000 out of $250,000,000;
(HYV) $790,000 out of $250,000,000; (MIST-HY) $670,000
out of $250,000,000.

7.	Aggregate principal amount purchased by funds advised
by BlackRock and any purchases by other accounts with
respect to which BlackRock has investment discretion
(out of the total offering) (if an equity offering,
list aggregate number of shares purchased (out of
total number of shares offered)): $15,000,000 out of
$250,000,000
8.	Purchase price (net of fees and expenses):  $100.00

9.	Date offering commenced (if different from Date of
Purchase): 01/15/2008

10.	Offering price at end of first day on which any sales
were made: $101.50

11.	Have the following conditions been satisfied:
	YES OR NO

a.	The securities are part of an issue registered
under the Securities Act of 1933, as amended, which
is being offered to the public, or are Eligible
Municipal Securities, or are securities sold in an
Eligible Foreign Offering or are securities sold in an Eligible
Rule 144A Offering or part of an issue of government
securities.						YES

b.	The securities were purchased prior to the
	end of the first day on which any sales
	were made, at a price that was not more
	than the price paid by each other
      purchaser of securities in that offering
	or in any concurrent offering of the
	securities (except, in the case of an
	Eligible Foreign Offering, for any rights
	to purchase required by laws to be granted
	to existing security holders of the
	Issuer) or, if a rights offering, the
	securities were purchased on or before the
	fourth day preceding the day on which the
	rights offering terminated.				YES

c.	The underwriting was a firm commitment
		underwriting.						YES

d.	The commission, spread or profit was
	reasonable and fair in relation to that
	being received by others for underwriting similar securities during the same period.
	YES

e.	In respect of any securities other than
	Eligible Municipal Securities, the issuer of such securities has been in continuous operation for not less than three years
	(including the operations of predecessors).
	YES

f.	Has the affiliated underwriter confirmed
      that it will not receive any direct or indirect
      benefit as a result of BlackRock's participation
      in the offering?					YES




Approved: _              Mitchell Garfin         _________
Date:       ___2/05/08______



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